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                                                                    EXHIBIT 23.1



                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Landmark Bancorp, Inc.:


We consent to the inclusion in the Amendment No. 1 to Form 8-K/A of Landmark Bancorp, Inc. of our report, dated October 26, 2000, relating to the consolidated balance sheets of Landmark Bancshares, Inc. and subsidiary as of September 30, 2000 and 1999, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2000.

                                               /s/ Regier Carr & Monroe, L.L.P.

                                               Regier Carr & Monroe, L.L.P.

Wichita, Kansas
December 20, 2001